FOR IMMEDIATE RELEASE

Ciena Reports Fiscal Third Quarter 2022 Financial Results

HANOVER, Md. - September 1, 2022 - Ciena® Corporation (NYSE: CIEN), a networking systems, services and software company, today announced unaudited financial results for its fiscal third quarter ended July 30, 2022.

•Q3 Revenue: $868.0 million

•Q3 Net Income per Share: $0.07 GAAP; $0.33 adjusted (non-GAAP)

•Share Repurchases: Repurchased approximately 3.2 million shares of common stock for an aggregate price of $155.0 million during the quarter.

"Despite continued strong customer demand, our fiscal third quarter financial results were negatively impacted by late delivery and substantially lower-than-committed volume from a small number of suppliers for specific components that are essential for delivering finished goods to our customers," said Gary Smith, president and CEO of Ciena. "While these dynamics will continue in our fiscal fourth quarter, we expect improvement as we move into fiscal 2023, providing us increased ability to service this unprecedented demand and continue to gain market share.”

For the fiscal third quarter 2022, Ciena reported revenue of $868.0 million as compared to $988.1 million for the fiscal third quarter 2021.

Ciena's GAAP net income for the fiscal third quarter 2022 was $10.5 million, or $0.07 per diluted common share, which compares to a GAAP net income of $238.2 million, or $1.52 per diluted common share, for the fiscal third quarter 2021. Ciena's GAAP net income for the fiscal third quarter of 2021 benefited from the recording $124.2 million tax benefit related to an internal transfer of non-U.S. intangible assets. See APPENDIX A - Reconciliation of Adjusted (non-GAAP) Quarterly Measures for more information and a reconciliation of our adjusted (non-GAAP) net income which excludes the effect of these amounts.

Ciena's adjusted (non-GAAP) net income for the fiscal third quarter 2022 was $49.0 million, or $0.33 per diluted common share, which compares to an adjusted (non-GAAP) net income of $144.9 million, or $0.92 per diluted common share, for the fiscal third quarter 2021.

Fiscal Third Quarter 2022 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to the prior year. Appendices A and B set forth reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this release.

	GAAP Results
	Q3	Q3	Period Change
	FY 2022	FY 2021	Y-T-Y*
Revenue	$868.0	$988.1	(12.2)%
Gross margin	39.3%	48.0%	(8.7)%
Operating expense	$313.7	$326.0	(3.8)%
Operating margin	3.1%	15.0%	(11.9)%

	Non-GAAP Results
	Q3	Q3	Period Change
	FY 2022	FY 2021	Y-T-Y*
Revenue	$868.0	$988.1	(12.2)%
Adj. gross margin	40.0%	48.5%	(8.5)%
Adj. operating expense	$273.1	$290.4	(6.0)%
Adj. operating margin	8.5%	19.1%	(10.6)%
Adj. EBITDA	$96.0	$213.7	(55.1)%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment
	Q3 FY 2022		Q3 FY 2021
	Revenue	%**	Revenue	%**
Networking Platforms
Converged Packet Optical	$563.9	65.0	$712.9	72.1
Routing and Switching	100.7	11.6	69.7	7.1
Total Networking Platforms	664.6	76.6	782.6	79.2

Platform Software and Services	63.5	7.3	$56.9	5.8

Blue Planet Automation Software and Services	17.3	2.0	16.6	1.7

Global Services
Maintenance Support and Training	72.8	8.4	74.0	7.5
Installation and Deployment	38.7	4.4	46.7	4.7
Consulting and Network Design	11.1	1.3	11.3	1.1
Total Global Services	122.6	14.1	132.0	13.3

Total	$868.0	100.0	$988.1	100.0
** Denotes % of total revenue

Additional Performance Metrics for Fiscal Third Quarter 2022

	Revenue by Geographic Region
	Q3 FY 2022		Q3 FY 2021
	Revenue	% **	Revenue	% **
Americas	$617.4	71.1	$692.8	70.1
Europe, Middle East and Africa	124.2	14.3	189.2	19.2
Asia Pacific	126.4	14.6	106.1	10.7
Total	$868.0	100.0	$988.1	100.0
** Denotes % of total revenue
•Two 10%-plus customers represented a total of 24.1% of revenue
•Cash and investments totaled $1.3 billion
•Cash flow used in operations totaled $205.4 million
•Average days' sales outstanding (DSOs) were 100
•Accounts receivable, net balance was $802.5 million
•Unbilled contract asset, net balance was $157.4 million
•Inventories totaled $826.7 million, including:
◦Raw materials: $621.8 million
◦Work in process: $19.5 million
◦Finished goods: $187.0 million
◦Deferred cost of sales: $33.8 million
◦Reserve for excess and obsolescence: $(35.4) million
•Product inventory turns were 2.1
•Headcount totaled 8,013

Supplemental Materials and Live Web Broadcast of Unaudited Fiscal Third Quarter 2022 Results
Today, Thursday, September 1, 2022, in conjunction with this announcement, Ciena has posted to the Quarterly Results page of the Investor Relations section of its website certain related supporting materials for its unaudited fiscal third quarter 2022 results.

Ciena's management will also host a discussion today with investors and financial analysts that will include the Company's outlook. The live audio web broadcast beginning at 8:30 a.m. Eastern will be accessible via www.ciena.com. An archived replay of the live broadcast will be available shortly following its conclusion on the Investor Relations page of Ciena's website.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, Securities and Exchange Commission ("SEC") filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include:

"Despite continued strong customer demand, our fiscal third quarter financial results were negatively impacted by late delivery and substantially lower-than-committed volume from a small number of suppliers for specific components that are essential for delivering finished goods to our customers. While these dynamics will continue in our fiscal fourth quarter, we expect improvement as we move into fiscal 2023, providing us increased ability to service this unprecedented demand and continue to gain market share.”

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; our ability to execute our business and growth strategies; the impact of supply chain constraints or disruptions; the duration and severity of the COVID-19 pandemic and the impact of countermeasures taken to mitigate its spread on macroeconomic conditions, economic activity, demand for our technology solutions, short- and long-term changes in customer or end user needs, continuity of supply chain, our business operations, liquidity and financial results; changes in network spending or network strategy by our customers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; changes in foreign currency exchange rates; factors beyond our control such as natural disasters, climate change, acts of war or terrorism, geopolitical events, including but not limited to the ongoing conflict between Ukraine and Russia, and public health emergencies; changes in tax or trade regulations, including the imposition of tariffs, duties or efforts to withdraw from or materially modify international trade agreements; and the other risk factors disclosed in Ciena’s periodic reports filed with the Securities and Exchange Commission (SEC) including Ciena’s Annual Report on Form 10-K filed with the SEC on December 17, 2021 and included in its Quarterly Report on Form 10-Q for the third quarter of fiscal 2022 to be filed with the SEC. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly and Annual Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income from operations, earnings before interest, tax, depreciation and amortization (EBITDA), Adjusted EBITDA, and measures of net income and net income per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendices A and B to this press release set forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is a networking systems, services and software company. We provide solutions that help our customers create the Adaptive Network™ in response to the constantly changing demands of their users. By delivering best-in-class networking technology through high-touch consultative relationships, we build the world’s most agile networks with automation, openness and scale. For updates on Ciena, follow us on Twitter @Ciena, LinkedIn, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Nine Months Ended
	July 30	July 31	July 30	July 31
	2022	2021	2022	2021
Revenue:
Products	$684,284	$804,414	$2,109,239	$2,071,677
Services	183,697	183,727	552,412	507,521
Total revenue	867,981	988,141	2,661,651	2,579,198
Cost of goods sold:
Products	434,756	420,236	1,259,378	1,074,935
Services	92,446	93,355	275,526	259,403
Total cost of goods sold	527,202	513,591	1,534,904	1,334,338
Gross profit	340,779	474,550	1,126,747	1,244,860
Operating expenses:
Research and development	150,025	146,225	457,758	389,212
Selling and marketing	105,880	114,924	344,700	322,589
General and administrative	41,121	48,863	131,191	132,491
Significant asset impairments and restructuring costs	7,692	9,789	20,203	23,865
Amortization of intangible assets	8,919	5,967	26,757	17,896
Acquisition and integration costs	35	259	598	860
Total operating expenses	313,672	326,027	981,207	886,913
Income from operations	27,107	148,523	145,540	357,947
Interest and other income (loss), net	366	795	4,860	(1,600)
Interest expense	(12,642)	(7,776)	(33,275)	(22,921)
Income before income taxes	14,831	141,542	117,125	333,426
Provision (benefit) for income taxes	4,319	(96,690)	21,868	(63,271)
Net income	$10,512	$238,232	$95,257	$396,697

Net Income per Common Share
Basic net income per common share	$0.07	$1.53	$0.63	$2.55
Diluted net income per potential common share	$0.07	$1.52	$0.62	$2.53

Weighted average basic common shares outstanding	149,862	155,271	152,083	155,277
Weighted average dilutive potential common shares outstanding [1]	150,463	156,744	153,209	156,742

1 Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per potential common share includes the following number of shares underlying certain stock option and stock unit awards: (i) 0.6 million and 1.1 million for the third quarter and first nine months of fiscal 2022, respectively; and (ii) 1.5 million shares for each of the third quarter and first nine months of fiscal 2021.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	July 30, 2022	October 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$859,687	$1,422,546
Short-term investments	321,823	181,483
Accounts receivable, net	802,484	884,958
Inventories	826,673	374,265
Prepaid expenses and other	377,709	325,654
Total current assets	3,188,376	3,188,906
Long-term investments	77,723	70,038
Equipment, building, furniture and fixtures, net	281,690	284,968
Operating lease right-of-use assets	45,452	44,285
Goodwill	328,978	311,645
Other intangible assets, net	76,918	65,314
Deferred tax asset, net	797,924	800,180
Other long-term assets	103,721	99,891
Total assets	$4,900,782	$4,865,227
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$439,229	$356,176
Accrued liabilities and other short-term obligations	301,589	409,285
Deferred revenue	147,808	118,007
Operating lease liabilities	19,786	18,632
Current portion of long-term debt	6,930	6,930
Total current liabilities	915,342	909,030
Long-term deferred revenue	61,845	57,457
Other long-term obligations	150,767	166,803
Long-term operating lease liabilities	42,639	41,564
Long-term debt, net	1,062,453	670,355
Total liabilities	$2,233,046	$1,845,209
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 148,293,357 and 154,858,981 shares issued and outstanding	1,483	1,549
Additional paid-in capital	6,378,007	6,803,162
Accumulated other comprehensive income (loss)	(21,879)	439
Accumulated deficit	(3,689,875)	(3,785,132)
Total stockholders’ equity	2,667,736	3,020,018
Total liabilities and stockholders’ equity	$4,900,782	$4,865,227

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (unaudited)

	Nine Months Ended
	July 30	July 31
	2022	2021
Cash flows provided by (used in) operating activities:
Net income	$95,257	$396,697
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	68,280	71,918
Share-based compensation expense	77,827	62,970
Amortization of intangible assets	36,521	27,341
Deferred taxes	(19,824)	(139,543)
Provision for inventory excess and obsolescence	12,038	13,460
Provision for warranty	12,416	12,726
Other	(442)	6,350
Changes in assets and liabilities:
Accounts receivable	74,478	(163,149)
Inventories	(464,664)	(38,821)
Prepaid expenses and other	(39,805)	(17,272)
Operating lease right-of-use assets	12,504	12,340
Accounts payable, accruals and other obligations	(37,587)	31,388
Deferred revenue	34,949	24,969
Short and long-term operating lease liabilities	(15,197)	(14,618)
Net cash provided by (used in) operating activities	(153,249)	286,756
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(66,908)	(67,290)
Purchase of available-for-sale securities	(614,333)	(132,895)
Proceeds from maturities of available-for-sale securities	460,000	122,063
Settlement of foreign currency forward contracts, net	4,450	7,326
Acquisition of business, net of cash acquired	(62,043)	—
Purchase of cost method equity investments	(8,000)	—
Proceeds from sale of cost method equity investments	—	4,678
Net cash used in investing activities	(286,834)	(66,118)
Cash flows used in financing activities:
Proceeds from issuance of senior notes	400,000	—
Payment of long term debt	(3,465)	(5,197)
Payment of debt issuance costs	(5,159)	—
Payment of finance lease obligations	(2,555)	(2,243)
Shares repurchased for tax withholdings on vesting of stock unit awards	(41,280)	(36,484)
Repurchases of common stock - repurchase program	(487,792)	(64,555)
Proceeds from issuance of common stock	30,224	28,289
Net cash used in financing activities	(110,027)	(80,190)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(12,780)	1,344
Net increase (decrease) in cash, cash equivalents and restricted cash	(562,890)	141,792
Cash, cash equivalents and restricted cash at beginning of period	1,422,604	1,088,708
Cash, cash equivalents and restricted cash at end of period	$859,714	$1,230,500
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$24,823	$22,392
Cash paid during the period for income taxes, net	$28,593	$46,165
Operating lease payments	$16,342	$16,162
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$9,320	$5,517
Repurchase of common stock in accrued liabilities from repurchase program	$5,000	$800
Operating right-of-use assets subject to lease liability	$8,226	$4,182

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measures
(in thousands, except per share data) (unaudited)

	Quarter Ended
	July 30	July 31
	2022	2021
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$340,779	$474,550
Share-based compensation-products	1,002	1,037
Share-based compensation-services	1,940	1,315
Canadian Emergency Wage Subsidy-products	—	(94)
Canadian Emergency Wage Subsidy-services	—	(47)
Amortization of intangible assets	3,140	2,857
Total adjustments related to gross profit	6,082	5,068
Adjusted (non-GAAP) gross profit	$346,861	$479,618
Adjusted (non-GAAP) gross profit percentage	40.0%	48.5%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$313,672	$326,027
Share-based compensation-research and development	8,233	5,541
Share-based compensation-sales and marketing	8,075	6,534
Share-based compensation-general and administrative	7,579	8,237
Canadian Emergency Wage Subsidy-research and development	—	(596)
Canadian Emergency Wage Subsidy-sales and marketing	—	(53)
Canadian Emergency Wage Subsidy-general and administrative	—	(46)
Significant asset impairments and restructuring costs	7,692	9,789
Amortization of intangible assets	8,919	5,967
Acquisition and integration costs	35	259
Total adjustments related to operating expense	40,533	35,632
Adjusted (non-GAAP) operating expense	$273,139	$290,395

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$27,107	$148,523
Total adjustments related to gross profit	6,082	5,068
Total adjustments related to operating expense	40,533	35,632
Total adjustments related to income from operations	46,615	40,700
Adjusted (non-GAAP) income from operations	$73,722	$189,223
Adjusted (non-GAAP) operating margin percentage	8.5%	19.1%

Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income	$10,512	$238,232
Exclude GAAP provision (benefit) for income taxes	4,319	(96,690)
Income before income taxes	14,831	141,542
Total adjustments related to income from operations	46,615	40,700
Adjusted income before income taxes	61,446	182,242
Non-GAAP tax provision on adjusted income before income taxes	12,412	37,360
Adjusted (non-GAAP) net income	$49,034	$144,882

Weighted average basic common shares outstanding	149,862	155,271
Weighted average dilutive potential common shares outstanding [1]	150,463	156,744
Net Income per Common Share

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measures
(in thousands, except per share data) (unaudited)

	Quarter Ended
	July 30	July 31
	2022	2021
GAAP diluted net income per potential common share	$0.07	$1.52
Adjusted (non-GAAP) diluted net income per potential common share	$0.33	$0.92

1 Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share includes the following number of shares underlying certain stock option and stock unit awards: (i) 0.6 million for the third quarter of fiscal 2022, and (ii) 1.5 million for the third quarter of fiscal 2021

APPENDIX B - Calculation of EBITDA and Adjusted EBITDA (unaudited)
(in thousands) (unaudited)

	Quarter Ended
	July 30	July 31
	2022	2021
Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Net income (GAAP)	$10,512	$238,232
Add: Interest expense	12,642	7,776
Less: Interest and other income, net	366	795
Add: Provision (benefit) for income taxes	4,319	(96,690)
Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	22,250	24,623
Add: Amortization of intangible assets	12,059	8,824
EBITDA	$61,416	$181,970
Less: Canadian Emergency Wage Subsidy	—	836
Add: Share-based compensation cost	26,857	22,471
Add: Significant asset impairments and restructuring costs	7,692	9,789
Add: Acquisition and integration costs	35	259
Adjusted EBITDA	$96,000	$213,653
* * *
The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:
•Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.
•Canadian Emergency Wage Subsidy - a program introduced by the Government of Canada to offset a portion of employee wages for a limited period in response to COVID-19 outbreak.
•Significant asset impairments and restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities and the redesign of business processes.
•Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.
•Acquisition and integration costs  - includes financial, legal and accounting advisor expenses related to our acquisition of Xelic during the second quarter of fiscal 2022. Acquisition and integration costs for the third quarter of fiscal 2021 include costs of acquisition compensation associated with a three-year earn-out arrangement related to the DonRiver acquisition in fiscal 2018.
•Non-GAAP tax provision - consists of current and deferred income tax expense commensurate with the level of adjusted income before income taxes and utilizes a current, blended U.S. and foreign statutory annual tax rate of 20.2% for the third fiscal quarter of 2022 and 20.5% for the third fiscal quarter of 2021. This rate may be subject to change in the future, including as a result of changes in tax policy or tax strategy. Ciena's GAAP tax provision for the third quarter of 2021 benefited from recording a $124.2 million tax benefit related to an internal transfer of non-U.S. intangible assets that was recognized as a result of the step-up in basis of such rights for tax purposes. The Non-GAAP tax provision for the periods presented do not include this tax benefit or the corresponding deferred tax asset.